PGIM, Inc.

655 Broad Street – 9th Floor
Newark, New Jersey 07102

April 19, 2021

PGIM Investments LLC

655 Broad Street – 17th Floor
Newark, New Jersey 07102

Re:  PGIM Mutual Funds Listed on Annex A hereto (each, “Fund”)

To whom it may concern:

PGIM, Inc., on behalf of its business unit PGIM Fixed Income (“PGIM”), as subadviser to the Fund, hereby acknowledges that PGIM Investments LLC (“PGIM Investments”) has entered into a waiver agreement with the Fund (“Management Fee Waiver”) requiring PGIM Investments to waive the portion of its management fee attributable to the Fund’s investment in a U.S. registered exchange-traded fund advised by PGIM Investments and subadvised by PGIM (“PGIM ETF”). PGIM hereby agrees to waive any subadvisory fees it is entitled to receive from PGIM Investments attributable to the Fund’s investment in a PGIM ETF. This waiver will become effective at any time the Fund invests in the PGIM ETF and will remain in effect so long as the Fund is invested or intends to invest in the PGIM ETF and the Management Fee Waiver is in effect.

Very truly yours,

PGIM, Inc.

By:/s/ Daniel Malooly
Name:Daniel Malooly
Title:Vice President

Annex A

The Prudential Investment Portfolios, Inc.

PGIM Balanced Fund

Prudential Investment Portfolios 2

PGIM Core Conservative Bond Fund

PGIM Core Short-Term Bond Fund

PGIM TIPS Fund

Prudential Investment Portfolios 3

PGIM Global Dynamic Bond Fund

PGIM Strategic Bond Fund

Prudential Investment Portfolios 4

PGIM Muni High Income Fund

Prudential Investment Portfolios 6

PGIM California Muni Income Fund

Prudential Investment Portfolios 8

PGIM Securitized Credit Fund

Prudential Investment Portfolios 9

PGIM Absolute Return Bond Fund

PGIM International Bond Fund

Prudential Investment Portfolios 12

PGIM Short Duration Muni High Income Fund

Prudential Investment Portfolios, Inc. 14

PGIM Floating Rate Income Fund

PGIM Government Income Fund

Prudential Investment Portfolios, Inc. 15

PGIM High Yield Fund

PGIM Short Duration High Yield Income Fund

Prudential Investment Portfolios, Inc. 17

PGIM Short Duration Multi-Sector Bond Fund

PGIM Total Return Bond Fund

Prudential Global Total Return Fund, Inc.

PGIM Global Total Return Fund

PGIM Global Total Return (USD Hedged) Fund

Prudential National Muni Fund, Inc.

PGIM National Muni Fund

Prudential Short-Term Corporate Bond Fund, Inc.

PGIM Short-Term Corporate Bond Fund

Prudential World Fund, Inc.

PGIM Emerging Markets Debt Hard Currency Fund

PGIM Emerging Markets Debt Local Currency Fund

The Target Portfolio Trust

PGIM Core Bond Fund

PGIM Corporate Bond Fund

PGIM Global High Yield Fund, Inc.

PGIM High Yield Bond Fund, Inc.

PGIM Short Duration High Yield Opportunities Fund